Exhibit 10.3

JOINDER AGREEMENT AND AMENDMENT

(New Term Loans)

JOINDER AGREEMENT AND AMENDMENT (this “Agreement”), dated as of July 1, 2018, by and among each of the New Term Loan Lenders set forth on the signature pages hereto (each, a “New Term Loan Lender”), Aveanna Healthcare LLC, a Delaware limited liability company (the “Borrower”), the other Credit Parties, Barclays Bank PLC, as the Administrative Agent (the “Administrative Agent”) and the Revolving Credit Lenders party hereto (constituting Required Revolving Credit Lenders).

RECITALS:

WHEREAS, reference is hereby made to the First Lien Credit Agreement, dated as of March 16, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aveanna Healthcare Intermediate Holdings LLC (f/k/a BCPE Eagle Intermediate Holdings LLC), a Delaware limited liability company, the Borrower (f/k/a BCPE Eagle Buyer LLC), the lending institutions from time to time party thereto, and Barclays Bank PLC, as the Administrative Agent, the Collateral Agent, a Letter of Credit Issuer, and a Lender (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish New Term Loan Commitments by, among other things, entering into one or more Joinder Agreements with New Term Loan Lenders, as applicable;

WHEREAS, the Administrative Agent and the Borrower may amend the Credit Agreement and the other Credit Documents without the consent of any other party as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the terms of any incremental facility in accordance with Section 2.14 of the Credit Agreement;

WHEREAS, the Borrower has requested that (i) the New Term Loan Lenders having Initial New Term Loan Commitments (as defined below) as set forth on Schedule 1 hereto provide $171,000,000 of New Term Loans to be drawn on the New Term Loan Closing Date (as defined below) (the “Initial New Term Loans”) and (ii) the New Term Loan Lenders having Delayed Draw New Term Loan Commitments (as defined below) as set forth on Schedule 1 hereto provide up to $50,000,000 of New Term Loans in the form of delayed draw advances (the “Delayed Draw New Term Loans” and together with the Initial New Term Loans, the “New Term Loans”);

WHEREAS, the Borrower intends to use the proceeds of the Initial New Term Loans, together with proceeds of any equity contribution or issuance, certain proceeds of Revolving Credit Loans, if any, and cash on hand to (i) fund the acquisition by the Borrower (the “Premier Acquisition”), directly or indirectly, of all of the outstanding equity interests of Premier Healthcare Services, LLC (“Premier”) pursuant to that certain Interest Purchase Agreement, dated as of May 1, 2018, by and among the Borrower, Premier and each of the sellers party thereto (together with the schedules and exhibits thereto, the “Premier Acquisition Agreement”) (ii) repay in full (or to terminate, discharge or defease (or make other arrangements reasonably satisfactory to the New Term Loan Lead Arrangers for the termination, discharge or defeasance)) of all outstanding indebtedness and guarantees and security in respect thereof (the “Premier Refinancing” and, together with the Premier Acquisition, the borrowing of the New Term Loans and the consummation of any other transaction contemplated herein or in connection with the foregoing, the “New Term Loan Transactions”) under (x) that certain Loan

Agreement, dated as of June 30, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof), by and between Premier and MUFG Union Bank, N.A. and (y) that certain Loan Agreement, dated as of November 28, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof), by and between Premier and MUFG Union Bank, N.A. and (iii) pay fees, premiums and expenses incurred in connection with the Transactions (such fees and expenses, the “New Term Loan Transaction Costs”);

WHEREAS, the Borrower will use the proceeds of the Delayed Draw New Term Loans, together with proceeds of any equity contribution or issuance, certain proceeds of Revolving Credit Loans, if any, and cash on hand to pay the Earnout Payment (as defined in the Premier Acquisition Agreement, the “Earnout Payment”);

WHEREAS, each of Barclays Bank PLC and BMO Capital Markets Corp. (collectively, the “New Term Loan Lead Arrangers”) has agreed to act as a lead arranger and joint bookrunner for the New Term Loans; and

WHEREAS, the Borrower and Revolving Credit Lenders constituting the Required Revolving Credit Lenders desire to amend Section 10.9 of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each New Term Loan Lender party hereto hereby commits to provide its respective New Term Loan Commitment for the Initial New Term Loan (the “Initial New Term Loan Commitment”) and the Delayed Draw New Term Loan (the “Delayed Draw New Term Loan Commitment”), in each case, as set forth on Schedule 1 annexed hereto, on the terms and subject to the conditions set forth below.

1.    Funding. Each New Term Loan Lender hereby agrees, severally and not jointly, (a) with respect to each New Term Loan Lender holding an Initial New Term Loan Commitment, to make Initial New Term Loans denominated in Dollars to the Borrower in a single draw on the New Term Loan Closing Date, which Initial New Term Loans shall not exceed for any such Lender the Initial New Term Loan Commitment of such Lender and (b) with respect to each New Term Loan Lender holding a Delayed Draw New Term Loan Commitment to make Delayed Draw New Term Loans denominated in Dollars to the Borrower in a single draw after the New Term Loan Closing Date until the earlier of July 2, 2019 (the “Delayed Draw Funding Cutoff Date”) and the termination of the Delayed Draw New Term Loan Commitment of such Lender. If the date of the funding of the Delayed Draw New Term Loans (the “Delayed Draw Closing Date”) has not occurred on or prior to the Delayed Draw Funding Cutoff Date, the Delayed Draw New Term Loan Commitments shall be automatically reduced to zero at 5 p.m. on the Delayed Draw Funding Cutoff Date. New Term Loans that are repaid or prepaid may not be reborrowed.

2.    Applicable Margin. The Applicable Margin for ABR Loans or for LIBOR Loans, as applicable, for each New Term Loan shall mean, as of any date of determination, the applicable percentage per annum as set forth below; provided, that (i) notwithstanding anything to the contrary in the definition of “LIBOR Rate” in the Credit Agreement, in no event shall the LIBOR Rate applicable to the New Term Loans at any time be less than 1.00% per annum, and (ii) notwithstanding anything to the contrary in the definition of “ABR” in the Credit Agreement, in no event shall the ABR applicable to the New Term Loans at any time be less than 2.00% per annum.

New Term Loans
LIBOR Loans	ABR Loans
5.50%	4.50%

3.    Principal Payments. The New Term Loan Maturity Date for the New Term Loans shall be the Initial Term Loan Maturity Date. The Borrower shall repay to the Administrative Agent on the last Business Day of each March, June, September and December, commencing with the last Business Day of the first full fiscal quarter ending after the Delayed Draw Closing Date (or, if the Delayed Draw Closing Date has not occurred by the Delayed Draw Funding Cutoff Date, September 30, 2019) and ending with the last such Business Day prior to the Initial Term Loan Maturity Date, for the benefit of the New Term Loan Lenders, a principal amount equal to 0.25% of the aggregate principal amount of all New Term Loans outstanding on the Delayed Draw Funding Cutoff Date (after giving effect to the funding of any Delayed Draw New Term Loans on or prior to the Delayed Draw Funding Cutoff Date) (which amounts shall be reduced by the amount of the relevant scheduled principal payments that have been prepaid or deemed prepaid in accordance with the Credit Agreement, including as set forth in Section 5.1, Section 5.2(c) and Section 13.6(h) of the Credit Agreement).

4.    Voluntary and Mandatory Prepayments.

(a)    Scheduled installments of principal of the New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the New Term Loans in accordance with Section 5.1, Section 5.2 or Section 13.6(h) of the Credit Agreement, as applicable.

(b)    In the event the proceeds of the Delayed Draw New Term Loans are deposited in the Delayed Draw Account as described in Section 6 below and all or a portion of such proceeds are not used, directly or indirectly, to make the Earnout Payment on or prior to the Delayed Draw Termination Date, the remaining proceeds held in the Delayed Draw Account (net of any interest on such proceeds and any amounts used to make the Earnout Payment) shall within five (5) Business Days be used to prepay Term Loans pro rata among the Initial Term Loans and any New Term Loans.

5.    MFN Adjustment. With respect to any New Term Loans (as defined in the Credit Agreement) made under New Term Loan Commitments (as defined in the Credit Agreement), which are committed to by Lenders after the date hereof (such New Term Loans, the “Post-Amendment Term Loans”) (other than those incurred pursuant to clause (i) of the definition of “Maximum Incremental Facilities Amount”), and that is pari passu in right of payment with the New Term Loans incurred under this Agreement prior to the date that is twelve (12) months after the New Term Loan Closing Date and not incurred in connection with a Permitted Acquisition if the Effective Yield for LIBOR Loans in respect of any Post-Amendment Term Loans that rank pari passu in right of payment and security with the New Term Loans as of the date of funding thereof exceeds the Effective Yield for LIBOR Loans in respect of any New Term Loans by more than 0.50%, the Applicable Margin for LIBOR Loans in respect of such New Term Loans shall be adjusted so that the Effective Yield in respect of such New Term Loans is equal to the Effective Yield for LIBOR Loans in respect of such Post-Amendment Term Loans minus 0.50%;

provided, further, to the extent any change in the Effective Yield of the New Term Loans is necessitated by this Section 5 on the basis of an effective interest rate floor in respect of the Post-Amendment Term Loans, the increased Effective Yield in the New Term Loans shall (unless otherwise agreed in writing by the Borrower) have such increase in the Effective Yield effected solely by increases in the interest rate floor(s) applicable to the New Term Loans.

6.    Use of Proceeds. The proceeds of the New Term Loans will be applied (a) on the New Term Loan Closing Date, together with proceeds of any equity contribution or issuance, any amount drawn under the Revolving Credit Facility and certain cash on the balance sheet of Holdings and its Subsidiaries, to (i) finance a portion of the Premier Acquisition consideration, (ii) fund the Premier Refinancing and (iii) pay the New Term Loan Transaction Costs and (b) on or after the Delayed Draw Closing Date, together with any amount drawn under the Revolving Credit Facility and certain cash on the balance sheet of Holdings and its Subsidiaries, to (i) fund the Earnout Payment (provided that if the proceeds of the Delayed Draw New Term Loans are not used on the Delayed Draw Closing Date for such purposes, the Borrower may deposit such proceeds into a segregated deposit account of the Borrower, subject to a perfected lien in favor of the Administrative Agent and subject to a blocked account control agreement in form and substance reasonably satisfactory to the Administrative Agent (the “Delayed Draw Account”) if the Borrower determines in good faith that the Earnout Payment will become due and payable under the Premier Acquisition Agreement on or prior to July 2, 2020 (the “Delayed Draw Termination Date”)) or (ii) reduce the Term Loans in accordance with Section 4(b) hereof.

7.    Prepayment Premium. In the event that, prior to the one year anniversary of the New Term Loan Closing Date, the Borrower (i) makes any prepayment of the New Term Loans in connection with any Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such New Term Loans or (ii) effects any amendment of the Credit Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on the New Term Loans, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the principal amount of the New Term Loans being prepaid in connection with such Repricing Transaction and (y) in the case of clause (ii), an amount equal to 1.00% of the aggregate principal amount of the applicable New Term Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction. For purposes of this Section 7, references in the definition of “Repricing Transaction” in the Credit Agreement to the “Initial Term Loans” shall deemed to be references to the New Term Loans.

8.    Proposed Initial Borrowing. This Agreement represents a request by the Borrower to borrow the Initial New Term Loans from the New Term Loan Lenders as follows (the “Proposed Initial Borrowing”):

(a)    Business Day of Proposed Initial Borrowing: July 2, 2018

(b)    Amount of Proposed Initial Borrowing: $171,000,000

(c)    Interest rate option:

(i)    $171,000,000 of LIBOR Loans with an initial Interest Period ending on September 30, 2018.

(d)    The Initial New Term Loans borrowed pursuant to this notice shall be disbursed in accordance with the Funds Flow to be dated July 1, 2018.

9.     Borrowing Mechanics for Delayed Draw New Term Loan. To borrow the Delayed Draw New Term Loan on the Delayed Draw Closing Date, the Borrower shall deliver to the Administrative Agent at the Administrative Agent’s Office (i) in the case of ABR Loans, an executed Notice of Borrowing prior to 12:00 p.m. at least one Business Day prior to the Delayed Draw Closing Date and (ii) in the case of LIBOR Loans, an executed Notice of Borrowing prior to 12:00 p.m. at least three Business Day prior to the Delayed Draw Closing Date (or, in each case, such shorter notice as is approved by the Administrative Agent in its reasonable discretion). For the avoidance of doubt, such Notice of Borrowing shall not be required to include a certification or other statement (and no such certification or other statement shall be deemed to have been made) that (a) no Default or Event of Default shall have occurred and be continuing (other than no Event of Default under Section 11.1 or Section 11.5 of the Credit Agreement) or (b) all representations and warranties made by any Credit Party contained in any Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event. Each such Notice of Borrowing shall specify solely (A) the aggregate principal amount of the Delayed Draw New Term Loan to be made, (B) the date of the Borrowing (which shall be a Business Day), (C) whether such Delayed Draw New Term Loan shall consist of ABR Loans and/or LIBOR Loans, and (D) with respect to any LIBOR Loans, the Interest Period to be initially applicable thereto. With respect to the Delayed Draw New Term Loan, if no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be (x) so long as such notice was delivered with the advance notice required under clause (ii) above, a LIBOR Loan and (y) otherwise, an ABR Loan. If no Interest Period with respect to any Borrowing of LIBOR Loans is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any such notice (and the contents thereof), and of each Lender’s pro rata share of the requested Borrowing.

10.    Commitment Fee. Without duplication, the Borrower agrees to pay to the Administrative Agent in Dollars, for the account of each New Term Loan Lender with a Delayed Draw New Term Loan Commitment (in each case pro rata according to the respective Delayed Draw New Term Loan Commitments of all such Lenders) (other than Defaulting Lenders), a commitment fee (the “DDTL Commitment Fee”) for the period from and including the New Term Loan Closing Date to but excluding the earlier of the date on which the Delayed Draw New Term Loan Commitments terminate and the Delayed Draw Closing Date, calculated in an amount equal to the average daily unused amount of the Delayed Draw New Term Loan Commitments, multiplied by a percentage per annum equal to (a) for any day in the period from and including the New Term Loan Closing Date to and including the date that is thirty (30) days following the New Term Loan Closing Date, 50% of the Applicable Margin for LIBOR Loans then in effect with respect to the New Term Loans and (b) for any day in the period from and including the date that is thirty-one (31) days after the New Term Loan Closing Date to but excluding the earlier of the date on which the Delayed Draw New Term Loan Commitments terminate and the Delayed Draw Closing Date, 100% of the Applicable Margin for LIBOR Loans then in effect with respect to the New Term Loans. Each DDTL Commitment Fee shall be payable (x) quarterly in arrears on the last Business Day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received) and (y) on the earlier of the date on which the Delayed Draw New Term Loan Commitments terminate and the Delayed Draw Closing Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above).

11.    New Term Loan Lender. To the extent not already a Lender, each New Term Loan Lender party hereto acknowledges and agrees that upon its execution of this Agreement and the making of New Term Loans, as the case may be, that such New Term Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder and under the Intercreditor Agreements, as applicable, pursuant to Section 12.13 of the

Credit Agreement. Each New Term Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents and the exhibits thereto, together with copies of the most recent financial statements referred to in Section 8.9 of the Credit Agreement or delivered pursuant to Section 9.1 of the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other New Term Loan Lender or any other Lender or Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

12.    Credit Agreement Governs. Except as set forth in this Agreement, the New Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

13.    Amendments to the Credit Agreement.

(a)    Financial Covenant. Section 10.9 of the Credit Agreement is hereby amended by amending and restating the first sentence thereto in its entirety as follows:

“Solely with respect to the Revolving Credit Facility, the Borrower will not permit the Consolidated First Lien Net Leverage Ratio, as of the last day of any Test Period (commencing with the Test Period ending on the last day of the first full fiscal quarter ending after the Closing Date) to exceed 7.60 to 1.00.”

(b)    MFN Adjustment. Section 2.14(d)(iv) of the Credit Agreement shall be amended to replace the words “prior to the date that is twelve (12) months after the Closing Date” with “after July 2, 2018 and on or prior to July 2, 2019”.

(c)    Prepayment Premium. Section 5.1(b) of the Credit Agreement shall be amended to replace the words “prior to the six-month anniversary of the Closing Date” with “after July 2, 2018 and on or prior to July 2, 2019”.

(d)    Mandatory Prepayments. Section 5.2(a) of the Credit Agreement is hereby amended by inserting the following new section at the end thereof:

“(v)     No later than ten (10) Business Days following receipt of Net Litigation Proceeds (as defined below) pursuant to the representations and warranties insurance policies issued by each of Concord Specialty Risk, Berkshire Hathaway Specialty Insurance and Ironshore Insurance Services resulting from the Borrower’s claim under such policies that the revenue reserve relating to the Epic enteral business was understated in its applicable financial statements (such receipt of proceeds, the “Litigation Proceeds Prepayment Event”), the Borrower shall prepay (or shall cause to be prepaid), in accordance with Section 5.2(c), Term Loans in an amount equal to such Net Litigation Proceeds.”

“Net Litigation Proceeds” shall mean, with respect to the Litigation Proceeds Prepayment Event, (i) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable, but only as and when received) received by or on behalf of the Borrower or any of the Restricted Subsidiaries in respect of the Litigation Proceeds Prepayment Event, less (ii) the sum of:

(a)    the amount, if any, of all taxes paid or estimated to be payable by the Borrower or any of the Restricted Subsidiaries and distributions with respect to taxes made under Section 10.5(b)(15) of the Credit Agreement in connection with the Litigation Proceeds Prepayment Event,

(b)    the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes or distributions with respect to taxes deducted pursuant to clause (a) above) and any amount held as a reserve while any appeals are pending (until such appeals have been settled or judgment is otherwise final) (1) associated or otherwise reasonably expected to be payable in connection with the Litigation Proceeds Prepayment Event and (2) retained by the Borrower or any of the Restricted Subsidiaries; provided, that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Litigation Proceeds of the Litigation Proceeds Prepayment Event occurring on the date of such reduction, and

(c)    all fees and out of pocket expenses paid by or on behalf of the Borrower or a Restricted Subsidiary or their representatives in connection with any of the foregoing (including in the investigation and pursuit of such claim) (for the avoidance of doubt, including, retention or deductible amounts, retrospective premium increases, attorney’s fees, expert fees, investment banking fees, insurance premiums, other customary expenses, and brokerage, consultant, accountant and other customary fees), in each case, only to the extent not already deducted in arriving at the amount referred to in clause (i) above.

(e)    Lender Calls. Section 9.1 of the Credit Agreement is hereby amended by inserting the following new clause (h) immediately following clause (g) thereof:

“(h)     Lender Calls. Within ten Business Days after the delivery of each set of consolidated financial statements referred to in Section 9.1(a) and 9.1(b) above (or such longer period as agreed by the Administrative Agent), to the extent requested by the Administrative Agent, a conference call (which may be password protected) to discuss such financial statements and operations for the relevant period (with the time and date of such conference call, together with all information necessary to access the call, to be provided to the Administrative Agent no fewer than three Business Days prior to the date of such conference call, for posting on the Platform).”

14.    Conditions Precedent.

(a)     New Term Loan Closing Date Conditions. The Borrowing of the Initial New Term Loan on July 2, 2018 (the “New Term Loan Closing Date”) is subject solely to the satisfaction or waiver by the applicable New Term Loan Lead Arranger of the following conditions precedent:

(i)     The Premier Acquisition shall have been, or substantially concurrently with the initial borrowing of the Initial New Term Loan shall be, consummated in all material respects in accordance with the Premier Acquisition Agreement. No provision of the Premier Acquisition Agreement shall have been waived, amended, consented to or otherwise modified by the

Borrower in a manner material and adverse to the New Term Loan Lenders (in their respective capacities as such) without the consent of the New Term Loan Lead Arrangers (not to be unreasonably withheld, delayed, denied or conditioned); provided that (i) any reduction in the purchase price for the Premier Acquisition set forth in the Premier Acquisition Agreement shall not be deemed to be material and adverse to the interests of the New Term Loan Lenders so long as (except in the case of any such decrease (x) pursuant to any purchase price or similar adjustment provisions set forth in the Premier Acquisition Agreement, (y) that, excluding the amount of any such purchase price or similar adjustment, is less than ten percent (10%) of the total Premier Acquisition consideration, which in the case of clauses (x) and/or (y) shall not be considered material and adverse to the interests of the New Term Loan Lenders) any such reduction is applied to reduce the New Term Loans to be funded on the New Term Loan Closing Date on a dollar-for-dollar basis, (ii) any increase in the purchase price set forth in the Premier Acquisition Agreement shall be deemed to be not material and adverse to the interests of the New Term Loan Lenders so long as such purchase price increase is not funded with additional Indebtedness of the Borrower or its Restricted Subsidiaries, other than amounts permitted to be drawn under the Revolving Credit Facility (it being understood and agreed that no purchase price, working capital or similar adjustment provisions set forth in the Premier Acquisition Agreement shall constitute a reduction or increase in the purchase price) and (iii) any change to the definition of Material Adverse Effect (as defined in the Premier Acquisition Agreement) shall be deemed materially adverse to the New Term Loan Lenders and shall require the consent of the New Term Loan Lead Arrangers (not to be unreasonably withheld, delayed, denied or conditioned).

(ii)    The Premier Refinancing shall have been made or consummated prior to, or shall be made or consummated substantially concurrently with, the Borrowing of the Initial New Term Loan on the New Term Loan Closing Date.

(iii)    The New Term Loan Lead Arrangers shall have received copies of (x) (i) the consolidated balance sheet and related statement of income of Premier and its Subsidiaries for the fiscal year ended December 31, 2017 and (ii) the consolidated reviewed balance sheet of Premier and its Subsidiaries and the related statements of income, members’ equity and cash flows for each of the fiscal years ended December 31, 2016 and December 31, 2015, (y) the consolidated reviewed balance sheet of Premier and its Subsidiaries (including Child’s Play Therapeutic Homecare, Inc.) and the related statements of income, members’ equity and cash flows for the fiscal year ended December 31, 2017 and (z) the unaudited consolidated balance sheet and related statement of income of Premier and its Subsidiaries as of the last day of and for the most recently completed fiscal quarter ended at least 45 days before the New Term Loan Closing Date and related statement of cash flows for the elapsed portion of the fiscal year ended on the last day of such most recently completed fiscal quarter ended at least 45 days before the New Term Loan Closing Date.

(iv)    The New Term Loan Lead Arrangers shall have received an unaudited pro forma consolidated balance sheet and related unaudited pro forma consolidated statement of operations of the Borrower and its Subsidiaries as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period for which financial statements are required to be delivered pursuant to clause (iii) above prior to the New Term Loan Closing Date, prepared after giving effect to the New Term Loan Transactions to occur on the New Term Loan Closing Date as if the New Term Loan Transactions had occurred on such date (in the case of such pro forma balance sheet) or on the first day of such period (in the case of such pro forma statement of operations), as applicable (which need not be prepared in compliance with Regulations S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R))).

(v)    The Administrative Agent shall have received (at least three (3) Business Days prior to the New Term Loan Closing Date) all documentation and other information about each Credit Party as has been reasonably requested in writing at least ten (10) Business Days prior to the New Term Loan Closing Date by the Administrative Agent or the New Term Loan Lead Arrangers that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act and a certification regarding beneficial ownership.

(vi)    The Administrative Agent (or its counsel) shall have received this Agreement, executed and delivered by a duly Authorized Officer of each Credit Party.

(vii)    The Administrative Agent (or its counsel) shall have received (x) executed legal opinions, in customary form, from (i) Kirkland & Ellis LLP, as New York counsel to the Credit Parties and (ii) Greenberg Traurig LLP, as special Delaware, Pennsylvania, Massachusetts, Nevada, New Jersey, Arizona, Colorado, Virginia and Georgia counsel to the Credit Parties, (y) a customary certificate of each Credit Party, dated the New Term Loan Closing Date, substantially in the form delivered on the Closing Date, with appropriate insertions and attaching (i) a copy of the resolutions of the applicable governing body of each Credit Party (or a duly authorized committee thereof) authorizing (a) the execution, delivery, and performance of this Agreement and any related agreements to which it is a party and (b) in the case of the Borrower, the extensions of credit contemplated hereunder, (ii) the applicable Organizational Documents of each of each Credit Party (or confirming no amendment to such Organizational Documents have been made with respect to such Credit Party since the Closing Date) and, to the extent applicable in the jurisdiction of organization of such Credit Party, a certificate as to its good standing as of a recent date from an applicable Governmental Authority in such jurisdiction of organization, and (iii) signature and incumbency certificates (or other comparable documents evidencing the same) of the Authorized Officers of each Credit Party executing this Agreement and any related agreements to which it is a party (or confirming there are no such changes to the Authorized Officers with respect to such Credit Party since the Closing Date), and (z) a certificate dated the New Term Loan Closing Date and signed by an Authorized Officer of the Borrower, certifying (i) that the New Loan Commitments do not exceed the Maximum Incremental Facilities Amount (it being understood that the Borrower has made an LCT Election with respect to the New Term Loan Transactions and that the LCT Test Date shall be May 1, 2018) and (ii) as to compliance with the condition set forth in clause (xi) below. The Borrower hereby instructs and agrees to instruct the other Credit Parties to have the counsel described in this clause (vii) deliver such legal opinions.

(viii)     On the New Term Loan Closing Date, the Administrative Agent shall have received a certificate from the Chief Financial Officer of the Borrower (or other officer of the Borrower with similar responsibilities) substantially in the form of Exhibit A hereto to the effect that after giving effect to the consummation of the New Term Loan Transactions to occur on the New Term Loan Closing Date, the Borrower, together with its Subsidiaries on a consolidated basis, is Solvent.

(ix)    All fees required to be paid on the New Term Loan Closing Date pursuant to that certain Fee Letter, dated as of May 1, 2018, by and among the Borrower, the New Term Loan Lead Arrangers and the other parties thereto, and reasonable and documented out-of-pocket expenses previously agreed in writing to be paid on the New Term Loan Closing Date, in each case to the extent invoiced at least three (3) Business Days prior to the New Term Loan Closing Date, shall have been paid, or shall be paid substantially concurrently with, the initial Borrowing hereunder (which amounts may, at the Borrower’s option, be offset against the proceeds of the New Term Loans).

(x)    No Material Adverse Effect (as defined in the Premier Acquisition Agreement) shall have occurred and be continuing.

(xi)    The Specified Representations shall be true and correct in all material respects as of the New Term Loan Closing Date. Notwithstanding anything to the contrary contained herein, (w) to the extent any of the Specified Representations to be made on the New Term Loan Closing Date are qualified or subject to “material adverse effect,” the definition thereof shall be “Material Adverse Effect” as defined in the Premier Acquisition Agreement for purposes of such representations and warranties made or to be made on, or as of, the New Term Loan Closing Date (x) the representations and warranties set forth in Section 8.2 of the Credit Agreement shall apply only with respect to organizational power and authority of the Credit Parties and due authorization, execution and delivery by the Credit Parties, in each case, as they relate to their entry into and performance of, this Agreement, and enforceability of this Agreement against the Credit Parties, (y) the representations and warranties set forth in Section 8.3(c) of the Credit Agreement shall apply only with respect to the Credit Parties as related to the entry into and performance by the Credit Parties of this Agreement and (z) the representations and warranties set forth in Section 8.5 and Section 8.18 of the Credit Agreement shall apply only with respect to the New Term Loans.

(xii)    The representations and warranties made by or with respect to Premier and its subsidiaries in the Premier Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower (or any of its Affiliates) have the right (taking into account any applicable cure provisions) to terminate its obligations under the Premier Acquisition Agreement or decline to consummate the Premier Acquisition (in each case, in accordance with the terms of the Premier Acquisition Agreement) as a result of a breach of such representations and warranties in the Premier Acquisition Agreement (the “Specified Premier Acquisition Agreement Representations”), shall be true and correct in all material respects as of the New Term Loan Closing Date (or as of such earlier date if expressly made as of such earlier date). Notwithstanding anything to the contrary contained herein, to the extent any of the Specified Premier Acquisition Agreement Representations to be made on the New Term Loan Closing Date are qualified or subject to “material adverse effect,” the definition thereof shall be “Material Adverse Effect” as defined in the Premier Acquisition Agreement for purposes of such representations and warranties made or to be made on, or as of, the New Term Loan Closing Date.

(xiii)     No Event of Default under Section 11.1 or Section 11.5 of the Credit Agreement shall exist on the New Term Loan Closing Date or immediately after giving effect thereto.

(b)     Delayed Draw Closing Date Conditions. The Borrowing of the Delayed Draw New Term Loan on the Delayed Draw Closing Date is subject solely to the satisfaction or waiver (by the New Term Loan Lead Arrangers, in their sole discretion) of the following conditions precedent:

(i)     The Consolidated First Lien Net Leverage Ratio (calculated on a Pro Forma Basis) shall not exceed 4.92 to 1.00.

(ii)    The Administrative Agent (or its counsel) shall have received a Notice of Borrowing with respect to the Delayed Draw New Term Loan to be made on the Delayed Draw Closing Date meeting the requirements of Section 9 hereof.

(iii)    No Event of Default under Section 11.1 or Section 11.5 of the Credit Agreement shall exist on the Delayed Draw Closing Date or after giving effect thereto.

(iv)    Delivery of an officer’s certificate certifying compliance with the requirements under Section 14(b)(i) and (iii).

(c)    Financial Covenant Amendment Condition. The amendment to Section 10.9 of the Credit Agreement in Section 13(a) hereof shall be effective as of the date hereof subject to the Administrative Agent’s (or its counsel’s) receipt of this Agreement executed and delivered by a duly Authorized Officer of the Borrower, the Administrative Agent and the Revolving Credit Lenders party hereto constituting the Required Revolving Credit Lenders.

(d)    Additional Amendments Condition. Pursuant to the last paragraph of Section 13.1 of the Credit Agreement which permits the Credit Agreement to be amended, supplemented or modified with the written consent of the Administrative Agent and the Borrower in a manner not materially adverse to any Lender (and the Administrative Agent and the Borrower hereby acknowledge that such amendments are not materially adverse to any Lender), the amendments to the Credit Agreement set forth in Sections 13(b), (c), (d) and (e) above shall be effective as of the date hereof subject to the Administrative Agent’s (or its counsel’s) receipt of this Agreement executed and delivered by a duly Authorized Officer of the Borrower and the Administrative Agent.

15.    Reaffirmation of the Credit Parties. Each Credit Party hereby consents to the terms of this Agreement and the amendment of the Credit Agreement effected hereby, including without limitation, the making of the New Term Loans. Each Credit Party hereby confirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Obligations” under each of the Credit Documents to which it is a party (in each case as such terms are defined in the applicable Credit Document), including without limitation, the New Term Loans. Each Credit Party acknowledges and agrees that any of the Credit Documents (as they may be modified by this Agreement) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement other than to the extent expressly contemplated hereby.

16.    Notice. For purposes of the Credit Agreement, to the extent not already a Lender, the initial notice address of each New Term Loan Lender shall be as set forth below its signature below.

17.    Notice of Borrowing. The notice in respect of any initial Borrowing under this Agreement may be conditioned on any Permitted Acquisition or other acquisition or Permitted Investment.

18.    Acknowledgments.

(a)     The Administrative Agent and the Borrower acknowledge that the amendments to the Credit Agreement contained in this Agreement are necessary or appropriate to effect the terms of the New Term Loans.

(b)     All parties hereto acknowledge that this Agreement constitutes (i) the requisite notice required by Section 2.14 of the Credit Agreement and (ii) a “Joinder Agreement.”

19.    Tax Forms. For each relevant New Term Loan Lender, delivered herewith to the Administrative Agent and the Borrower are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Term Loan Lender may be required to deliver to the Administrative Agent and/or the Borrower pursuant to Section 5.4(e) of the Credit Agreement.

20.     Recordation of the New Loans. Upon execution and delivery hereof, the Administrative Agent will record the New Term Loans, as the case may be, made by each New Term Loan Lender in the Register.

21.     Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing with the consent of the Persons required to sign such instrument by Section 13.1 of the Credit Agreement; provided that only the consent of the Required Revolving Credit Lenders shall be required with respect to any such amendment, modification or waiver relating to the amendment in Section 13 hereof.

22.    Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

23.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

24.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

25.    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts shall be deemed originals and taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

BARCLAYS BANK PLC,
as the Administrative Agent

By:	/s/ Ronnie Glenn
Name:	Ronnie Glenn
Title:	Director

[Signature Page to Joinder Agreement and Amendment]

BARCLAYS BANK PLC,
as the Lender, a New Term Loan Lender and a
Revolving Credit Lender

By:	/s/ Ronnie Glenn
Name:	Ronnie Glenn
Title:	Director

[Signature Page to Joinder Agreement and Amendment]

BANK OF MONTREAL, as a New Term Loan Lender

By:	/s/ Alex Geier
Name:	Alex Geier
Title:	Managing Director

[Signature Page to Joinder Agreement and Amendment]

BANK OF MONTREAL,
as a Revolving Credit Lender

By:	/s/ Phillip Ho
Name:	Phillip Ho
Title:	Director

[Signature Page to Joinder Agreement and Amendment]

AVEANNA HEALTHCARE LLC, as the Borrower

By:	/s/ H. Anthony Strange
Name:	H. Anthony Strange
Title:	Chief Executive Officer

[Signature Page to Joinder Agreement and Amendment]

AB INNOVATIONS HEALTH SERVICES
INCORPORATED
AMERICAN STAFFING SERVICES, INC.
ANDVENTURE, INC.
ASSURE HOME HEALTHCARE, INC.
AVEANNA HEALTHCARE INTERMEDIATE
HOLDINGS LLC
CARE AMERICA HOME CARE SERVICES, INC.
CARE UNLIMITED, INC.
DAWSON THOMAS, INC.
DM HOLDCO, INC.
EHS DE HOLDINGS, INC.
EPIC ACQUISITION, INC.
EPIC HEALTH SERVICES (DE), LLC
EPIC HEALTH SERVICES (PA), LLC
EPIC HEALTH SERVICES, INC.,
a Delaware corporation
EPIC HEALTH SERVICES, INC.,
a Massachusetts corporation
EPIC HEALTH SERVICES, INC.,
a Texas corporation
EPIC PEDIATRIC THERAPY, L.P.
FHH HOLDINGS, INC.
FIRSTAFF NURSING SERVICES, INC.
FREEDOM ELDERCARE NY, INC.
FREEDOM HOME HEALTHCARE, INC.
HOMEFIRST HEALTHCARE SERVICES, LLC
JED ADAM ENTERPRISES, LLC
LCA HOLDING, INC.
LOVING CARE AGENCY, INC.,
each as a Guarantor

By:	/s/ H. Anthony Strange
Name:	H. Anthony Strange
Title:	Chief Executive Officer

[Signature Page to Joinder Agreement and Amendment]

MEDCO RESPIRATORY INSTRUMENTS, INCORPORATED
NURSES TO GO, L.L.C.
OPTION 1 BILLING GROUP, LLC
OPTION 1 NORTHWEST ENTERAL, LLC
OPTION 1 NUTRITION GROUP, LLC
OPTION 1 NUTRITION HOLDINGS, INC.
OPTION 1 NUTRITION SOLUTIONS CA, INC.
OPTION 1 NUTRITION SOLUTIONS, LLC,
an Arizona limited liability company
OPTION 1 NUTRITION SOLUTIONS, LLC,
a Colorado limited liability company
PEDIATRIA HEALTHCARE LLC
PEDIATRIC HOME HEALTH CARE HOLDINGS, INC.
PEDIATRIC HOME NURSING SERVICES, INC. PEDIATRIC SERVICES HOLDING
CORPORATION
PEDIATRIC SERVICES OF AMERICA, INC.,
a Delaware corporation
PEDIATRIC SERVICES OF AMERICA, INC.,
a Georgia corporation
PEDIATRIC SPECIAL CARE, INC. PENNHURST GROUP, LLC
PSA HEALTHCARE INTERMEDIATE HOLDING INC.
PYRA MED HEALTH SERVICES, LLC REHABILITATION ASSOCIATES, INC. SANTÉ GP, LLC
SANTÉ HOLDINGS, INC.
TCG HOME HEALTH, LLC
TCGHHA, LLC,
each as a Guarantor

By:	/s/ H. Anthony Strange
Name:	H. Anthony Strange
Title:	Chief Executive officer

[Signature Page to Joinder Agreement and Amendment]

SCHEDULE 1

TO JOINDER AGREEMENT AND AMENDMENT

Commitments of New Term Loan Lenders

Initial New Term Loan Commitments

Name of New Term Loan Lender	Initial New Term Loan Commitment
Barclays Bank PLC	$171,000,000

Total:	$171,000,000

Delayed Draw New Term Loan Commitments

Name of New Term Loan Lender	Delayed Draw New Term Loan Commitment
Barclays Bank PLC	$30,000,000
Bank of Montreal	$20,000,000

Total:	$50,000,000

EXHIBIT A

TO JOINDER AGREEMENT AND AMENDMENT

Form of Solvency Certificate

[DATE]

Pursuant to the Joinder Agreement and Amendment, dated as of July 1, 2018 (the “Joinder Agreement”) to that certain First Lien Credit Agreement, dated as of March 16, 2017 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), by and among Aveanna Healthcare Intermediate Holdings LLC (f/k/a BCPE Eagle Intermediate Holdings LLC), a Delaware limited liability company, the Company (f/k/a BCPE Eagle Buyer LLC), a Delaware limited liability company, the lending institutions from time to time parties hereto as lenders and Barclays Bank PLC, as the administrative agent, the collateral agent, a letter of credit issuer, the swingline lender and a lender, the undersigned hereby certifies to the Administrative Agent and the Lenders, solely in such undersigned’s capacity as [chief financial officer] [chief operating officer] [specify other officer with similar responsibilities] of Aveanna Healthcare LLC, a Delaware limited liability company (the “Borrower”), and not individually (and without personal liability), as follows:

As of the date hereof, on a pro forma basis after giving effect to the consummation of the transactions to occur on the date of the Joinder Agreement, including the making of the Loans under the Credit Agreement on the date hereof, and after giving effect to the application of the proceeds of such Loans:

(a)

the fair value of the assets (on a going concern basis) of the Borrower and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

(b)

the present fair saleable value of the property (on a going concern basis) of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business;

(c)

the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the ordinary course of business; and

(d)

the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business contemplated as of the date hereof for which they have unreasonably small capital.

For purposes of this Solvency Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability in the ordinary course of business. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

The undersigned is familiar with the business and financial position of the Borrower and its Subsidiaries (taken as a whole). In reaching the conclusions set forth in this Solvency Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Borrower and its Subsidiaries (taken as a whole) after consummation of the transactions contemplated by the Joinder Agreement.

[Signature Page Follows]

A–2

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate in such undersigned’s capacity as [chief financial officer][chief operating officer][specify other officer with similar responsibilities] of the Borrower, on behalf of the Borrower, and not individually, as of the date first stated above.

AVEANNA HEALTHCARE LLC, as the Borrower

By:
Name:
Title:

A–3